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Exhibit No. 10.8
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Ground Lease-Provo
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                              LEASE AGREEMENT

     THIS AGREEMENT, made and entered into as of the 15th day of October, 1987,by and between PROVO CORPORATION, a Municipal corporation of the State of Utah, hereinafter referred to as "City" and Alpine Aviation, Inc, hereinafter referred to as "Tenant".

                                 WITNESSETH:

     City hereby leases and lets to Tenant and Tenant hereby rents from City the premises (hereinafter referred to as "Premises"), located on the PROVO MUNICIPAL AIRPORT, (hereinafter referred to as "Airport") consisting of 41,496 square feet, more or less, in three separate parcels, as outlined in red on Exhibit "A" attached hereto.

      1.     TERM

     (A) The term of this Lease shall be for a period of twenty (20) years commencing October 15, 1987, and shall expire at midnight on October 14, 2007.

      2.     RENT

     (A)Tenant agrees to pay the City during the term of this Lease an annual rent of Four Thousand Eight Hundred Ninety Six ($4,896) Dollars, payable in advance at the rate of $408 per month. Rent is based upon 11.8 cents (11.8 ) per square foot per year. The rental installment for any fractional calendar month shall be prorated. Lessee shall have the exclusive use of the three parcels particularly described on Exhibit "A" to engage in business as a fixed base operator. It is agreed that tenant will perpetually maintain the landscaping adjacent to the south and east edge of the leased area to enhance the beautification of the airport.

     (B) Without waving any other right of action available to City in the event of default in payment of rentals hereunder , in the event that Tenant is delinquent for a period of thirty (30)days or more in paying to City any rental payable to City pursuant to this Lease. Tenant agrees to pay City a late charge equal to five percent (5%) of the total said delinquent rental. Any payments past due more than sixty (60) days shall also have interest added thereon at the rate of ten percent (10%) per annum. Tenant agrees that the annual rent, and corresponding square footage cost, shall be adjusted every five (5) years from the date of this Lease in accordance with overall price increases (or decreases) as determined by the Consumer Price Index published by the U.S. Government. For purposes of the adjustment,, the base year of 1987 and -the Consumer Price Index shall mean those cost-of-living statistics published by the Bureau of Labor Statistics of the United States Government for the area in which the leased Premises are situated. In the event the Bureau of Labor Statistics ceases to publish a Consumer Price Index, those statistics provided by any successor governmental agency which are furnished for the same purpose shall be employed to determine the adjustment anticipated by this paragraph.

     Furthermore, at the end of each five (5) year period from the date of this lease, at the option of the City, upon thirty (30) days prior written notice from City to Tenant, the square footage rental amount may be adjusted in accordance with an independent appraisal of the premises.
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      3.  USES AND PRIVILEGES

     (A) Tenant agrees that this Lease is granted and limited to the Tenant for the purpose of housing a fixed base operator business on the airport for the purpose of providing services to the public, including but not limited to the sale of aviation fuel and petroleum products, aircraft rental, air taxi service, flight training, aircraft and aircraft parts, sales and service and similar aviation-oriented services. Tenant agrees that it will not use the Premises for any other purpose. Tenant agrees to operate the Premises leases for any other purpose. Tenant agrees to operate the Premises leases for the use and benefit of the public and to furnish said service on a fair, equal and not unjustly discriminatory basis to all users thereof, and to charge fair, reasonable, and not unjustly discriminatory prices for each unit or service. Tenant may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar types of price reductions to volume purchasers.

     (B) The general use, in common with others authorized so to do, of all public airport facilities and improvements which are now or may hereafter be connected with or appurtenant to said Airport, except as hereinafter provided. As used herein, the term "Public Airport Facilities" shall include, but not necessarily be limited to, approach areas, runways, taxiways, public aprons, aircraft and automobile parking areas, roadways, sidewalks, navigational and navigational aids, terminal facilities, or other public facilities appurtenant to said Airport.

     (C) The right to ingress to and egress from the Premises over and across public roadways serving the Airport for Tenant, its employees, representatives, agents, patrons, guests and suppliers, subject to such nondiscriminatory and lawful ordinances, rules and regulations as now or may hereafter have application at the Airport.

     It is understood and agreed that City hereby retains the right of ingress and egress over, through and across the Premises to provide access to the property at any time.

     4.    SIGNS

     Tenant shall not, without the prior written approval of City, erect, maintain or display any signs on the Airport, or on the Premises. The term "sign" as used herein, shall mean advertising signs, billboards,identification signs or symbols, posters or any similar devices. Prior to the erection, construction, or placing of any sign on the Airport, or upon the Premises, Tenant shall submit to City for approval, drawings, sketches, designs and dimensions of such signs which shall be in accordance with duly adopted Airport Sign Standards. Any conditions, restrictions, or limitations with respect to the use thereof as stated by City in writing shall become conditions of this Lease.

     5.     IMPROVEMENTS

     Within 120 days from the date of this lease, Tenant shall provide City with a Statement of Appraisal verified by a certified licensed appraiser which shall establish market value of all improvements within the leased area. This Statement of Appraisal shall be the basis for cost amortizations discussed throughout this lease document.

     All construction, including plans and specifications for any future remodeling shall conform in all respects to the architectural requirements of City ordinances, building codes, and rules and regulations of City and such

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other authority as may have jurisdiction over the Premises or Tenant's operations thereon. The approval given by City shall not constitute a representation or warranty as to such conformity; responsibility therefore shall at all times remain in Tenant. Tenant shall make available to City, at City's request, receipts and invoices for labor and materials covering the cost of construction of said hangar and also including architectural and engineering fees.

     6.     TITLE TO PREMISES

     Tenant, having paid for the facility on the premises shall be vested with title to and all incidents of ownership in the facility for the full term of this Lease. At the expiration of termination of this Lease, City shall have the option to accept full title to the facility, together with all alterations and additions thereto. City shall accept the facility with all alterations and additions thereto in a good state of repair, reasonable wear and tear excepted, which shall upon acceptance and without any cost to or payment by City and without the execution of any deed or other document automatically pass to and be vested in City.

     7.      MORTGAGE BY TENANT

     Tenant may mortgage, execute a deed of trust or otherwise encumber Tenant=s interest in this Lease and in the Premises, but and such mortgage, deed of trust or other encumbrance shall be subject and subordinate to this Lease and to the rights of City hereunder and shall in no event constitute a mortgage, deed of trust or encumbrance on City's interest in this Lease.

     8.     TAXES AND LICENSES

     Tenant shall pay on or before the last day on which payment therefore may be made without penalty or interest and regardless of whether City is a part thereto, all taxes, assessments and charges levied against Tenant's interest in the Premises, Tenant's personal property, upon all improvements made to the Premises by Tenant in connection with its use and occupancy thereof, the possessory interest of Tenant in the Premises, which shall specifically include, but not by way of limitation, any taxes levied under Section 59-13-73, Utah Code Ann. 1953, if applicable, and all licenses and permits necessary for Tenant's operations upon the Premises and all fees, if applicable, and all licenses and permits necessary for Tenant's operations upon the Federal statutes or local ordinances, insofar as they are applicable to operations at the Provo Municipal Airport (herein called "impositions"). Tenant may contest by appropriate proceedings in good faith and at its expense, the existence, amount or validity thereof or the extent of Tenant's liability therefore.
City shall not have the right to pay any such imposition thereby contested. Tenant agrees to indemnify City and hold City harmless from any and all loses, judgments, decrees, costs, (including reasonable attorney's fees), claims or demands for payment of such impositions or arising from Tenant's contest thereof.

     9.     NET LEASE

     This Lease shall be without cost to City for the operation of the Premises. It shall be the sole responsibility of the Tenant to develop, maintain, repair, and operate the entirety of the Premises and all improvements and facilities thereon at Tenant=s sole cost and expense.



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     10.     CONDITION OF PREMISES

     Tenant accepts the Premises in their present condition subject to and including all defects latent and patent and Tenant, without expense to City, shall repair and maintain all improvements and facilities thereon.

     11.     REPAIRS AND MAINTENANCE

     Tenant agrees that it will, at its expense, keep the Premises in good order and condition and will make all necessary and appropriate repairs, replacements and renewals thereof. Tenant shall not permit rubbish, debris, waste material or anything unsightly or detrimental to health, or likely to create a fire hazard, or conducive to deterioration, to remain on any part of the Premises or to be disposed of improperly. City shall not be required to repair or maintain the Premises in any way. Tenant expressly waives the right to make repairs at the expense of City provided for in any statute or law now in effect or hereinafter enacted.

     If tenant fails to make any repairs or do any work required of it within thirty (30) days after written notice of the need therefore has been given by the Airport Manager to Tenant, the Airport Manager may cause to be performed such work f or the account and at the expense of tenant and all sums so expended by City, together with ten percent (10%) of cost for administration, shall be paid by Tenant on demand.

     12.     ALTERATIONS AND ADDITIONS

     Tenant may install, place and erect upon the Premises any equipment, fixtures or other personal property related to its business on the Premises and Tenant may at any time and from time to time, make such changes, alterations, and additions, structural or otherwise, to the Hanger or other improvements on the Premises or such substitutions and replacement thereof as Tenant deems advisable; provided, however, no such alterations, additions, installation, placement, erections or changes which exceed $5000.00 in cost shall be made without written approval of the City. All such alterations, additions, etc., shall be subject to Article 6 herein. All other fixtures, equipment, and personal property, whether or not affixed or attached to the Premises shall be and remain the property of Tenant and Tenant may remove the same from Premises at any time during the term of this Lease. Tenant shall, at its own expense, repair any and all damage done to the structure by such removal. Tenant shall be responsible for, at its own expense, all repairs and upkeep of such equipment, fixtures, and other personal property.

     13.     UTILITIES

     Tenant agrees to pay all charges for electricity, water, sewer, garbage removal and other utilities used by Tenant on the premises and City assumes no responsibility for such utilities. Tenant shall be responsible for bringing all utility lines to the Premises and shall provide separate meters for all of Tenant's utilities. Tenant agrees to install and operate security lights on the front of the buildings to illuminate the facility during hours of darkness.

     14.     FIRE EXTINGUISHERS

     It is understood and agreed that Tenant will at its own expense install and maintain fire extinguishers in and about the Premises. Said fire extinguishers shall be of a kind and kept in such locations as directed by the City Fire Marshall, meet all applicable code requirements, and shall be of

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such number and capacity as, in the opinion of the City Fire Marshall, to adequately safeguard the Premises against fire hazards.

     15.     INDEMNIFICATION

     City, its officers, representatives, agents and employees shall not be responsible or liable for, and Tenant agrees to indemnify, release and defend City, its officers, representatives, agents and employees from all claims, damages, expenses, liabilities and judgments, (a) for injury to persons, loss of life or damage to property occurring on the Premises (including property and officers, employees and agents of City); (b) arising from Tenant=s operations pursuant to this Lease; (c) from workers compensation claims; and
(d) for acts and omissions of Tenant=s officers, employees, representatives, agents, servants, invitees, patrons, customers, subtenants, contractors, subcontractors, successors, assigns, suppliers, and all other persons doing business with Tenant (excluding City, its officers, employees, representatives, and agents). Tenant shall not be liable for damage or injury occasioned by the negligence of City, its designated agents, servants, or employees. Tenant's liability under this paragraph shall be reduced by the proceeds from any insurance carried by Tenant to the extent that such proceeds are applied towards payment of such claims, damages, expenses, liabilities and judgments.

     16.      LIABILITY INSURANCE

     Tenant agrees to maintain insurance covering its operations on the Premises against claims of bodily injury liability and property damage liability. Said insurance shall have limits of no less than $100,000.00 per person, $300,000.00 per occurrence and $50,000.00 property damage. City shall be named as an additional insured. Such insurance shall contain a provision that it may not be canceled or materially changed or altered (except to increase the limits or broaden the coverage) without first giving thirty (30) days prior written notice to City.

     17.     OBLIGATIONS OF CITY

     (A)     Clear Title

     City covenants and agrees that at the granting and delivery of this Lease, and of the Premises, it is well seized of the Premises and has good title thereto, free and clear of all liens and encumbrances having priority over this Lease, and that City has full right and authority to lease the same, City agrees that Tenant, upon paying the rent and performing the other covenants of this Lease to be performed by Tenant, shall peaceably and quietly have, hold and enjoy the Premises for the full term of this Lease and as the same may be extended as hereinafter provided.

     (B)     Operation as Public Airport

     City or its successor covenants that it will operate and maintain the Airport as a public airport consistent with and pursuant to the Sponsor's Assurances Agreement given by City to the United States Government under the Federal Airport and Airway Development Act.

     (C)     Approval of Plans

     In the review and approval of Tenant's plans for construction, installation or modification of improvements or of subsequent alterations, as hereinafter set out, City agrees to act promptly and reasonably upon requests for approval for any plans, changes or alterations thereto.
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     (D)     Maintenance of Airport

     City reserves the right to develop and improve all public areas and facilities as City shall see fit. City shall, throughout the term hereof, maintain all public areas and facilities, such as access areas and all roads on the Airport, providing access to the Premises in good and adequate condition for use by cars and trucks, and shall maintain clear and uninterrupted access to the Premises over said access areas and roads at all time; provided, however, City may, at any time, temporarily or permanently close, consent to or request the closing of any roadway or other right of way for such access, ingress or egress, whether inside or outside the terminal buildings, and any other area at Airport, in its environs presently or hereafter used as such, so long as a means of access, ingress and egress reasonable equivalent to that formerly provided, and not adverse to Tenant's continued use and enjoyment of the Premises, is substituted therefore and is concurrently made available therefore. Tenant understands and agrees that there may be inconveniences caused by construction or renovations of buildings and roadways, and Tenant hereby releases and discharges City from any and all claims, demands or causes of action which Tenant now or at any time hereafter may have against City arising or alleged to arise out of the closing of any right of way or other area used as such whether within or without Airport, as long as City makes available a means for free access, ingress and egress reasonably equivalent to that existing prior to each such modification, if any.

     If tenant shall damage any facility of the airport, including but not limited to hangars, buildings, runways, taxiways, roads, utility extensions, lighting, signs, towers or any other similar facility, Tenant shall be obligated to repair such damage at its expense or to pay the necessary and reasonable cost of repair to City without regard to whether or not said damage is caused by negligence on the part of Tenant.

     18.     CITY'S RESPONSIBILITY TO TENANTS PROPERTY

     It is further understood and agreed that the City assumes no responsibility for damage or loss that may occur to Tenant's property stored on the Premises, and the only obligation the City assumes is that it will not negligently or willfully and intentionally damage the property of the Tenant.

     19.     DAMAGE OR DESTRUCTION

     If any portion of the Hangar or the appurtenances thereto shall be damaged or destroyed by a fire or any other cause, and this Lease is not terminated as hereinafter provided, Tenant shall, at its expense, remove the debris and restore the Premises to a complete architectural unit. Should such damage or destruction (a) exceed $10,000; or (b) result from a cause not covered under standard extended coverage insurance, Tenant may, not later than sixty (60) days after the date of such damage or destruction, elect to terminate this Lease by giving notice to City, such termination to be effective not later than 120 days after the date of such damage or destruction. In the event of such termination, city shall be entitled to all insurance proceeds in excess of Tenant's unamortized cost of the Hangar (which shall be computed on the basis of straight-line depreciation over a twenty
(20) year period beginning six (6) months following the first day of the original term of this Lease), provided, however, that Tenant shall have the option to repair such damage or destruction and if Tenant elects to repair such damage or destruction, then City and Tenant shall apply all insurance proceeds to the repair of such damage or destruction and Tenant shall pay the excess over the insurance proceeds to complete such repair. In the event of

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such damage or destruction, Tenant shall be entitled to all property salvaged from the Premises prior to the expiration of this Lease and if terminated, Tenant shall not be required to restore the Hangar, but upon request from City, Tenant shall raze and remove all structures on the Premises, safely cap all utilities and pave the Premises. If this Lease is not so terminated, it shall continue and Tenant shall not be entitled to any reduction or abatement of rent.

     20.     RELOCATION OF HANGAR

     City may, to conform to the Master Plan for the Provo Municipal Airport, at its option, relocate the Premises to another part of the Airport upon sixty
(60) days written notice to Tenant, at any time during the term of this Lease; provided that such right to relocate shall not treat Tenant less favorably than other tenants of City similarly situated. At the time of such relocation, City shall purchase the Premises from Tenant at Tenant's unamortized cost (computed on the basis of straight line depreciation over a twenty (20) year period, beginning six (6) months following the date of commencement of the original term of this Lease). In the event that the Premises are relocated, City shall provide Tenant with a Hangar and apron of no smaller size and at least equivalent quality as the Hangar and apron on the premises, in a location generally comparable to the premises with adequate access to airplanes, motor vehicles and pedestrians to and from the new Hangar, runways, taxiways and from adjacent streets, and sidewalks, and ready for Tenant's occupancy on or before the date Tenant surrenders possession of the Premises. In such event, the new Hangar and apron shall be the property of and title shall be vested in City and the rental shall be renegotiated and a new lease entered into. If City and Tenant cannot reach agreement on a new lease, either party may terminate this Lease and such negotiations by notice to the other party. No termination, whether by City or Tenant, shall be effective until Tenant has received payment for its unamortized cost of the Hangar (computed on the basis of straight-line depreciation over a twenty (20) year period, beginning six (6) months following the date of commencement of the original term of this Lease).

     City shall also have the right upon sixty (60) days prior written notice to Tenant, at any time during the term of this Lease or as the same may be extended, to make such minor alterations of the area comprising the Premises as are reasonable, provided that (a) City shall not treat Tenant less favorably than other tenants of City similarly situated, (b) such alterations shall be at no cost to Tenant, (c) no such alterations shall deprive Tenant of any portion of the Premises or of any rights of the use thereof as granted by this Lease. Upon such alterations, City agrees to furnish Tenant with a new plot plan and legal description and the rent under this Lease shall be reduced according to the extent Tenant is deprived of the use or benefit of any portions of the Premises or of any rights under this Lease.

     21.     DEFAULT

     If any one or more of the following events (herein called default) shall happen and be continuing, namely: (a) Tenant shall fail to pay any rent or other sum of money to City when the same is due and such failure continues for sixty (60) days after City has given Tenant written notice specifying the amount due; (b) Tenant shall file a voluntary petition in bankruptcy or a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the Bankruptcy Act or Tenant shall make an assignment for the benefit of creditors; (c) an involuntary petition in bankruptcy against Tenant or petition or answer made by a person other than

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Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief against Tenant of the same or different kind under any provision of the Bankruptcy Act is filed, or if a receiver is appointed having jurisdiction of the business property or assets of Tenant on the Premises; (d) if Tenant shall abandon or vacate the Premises and fail to make payment of rent hereunder for a period of sixty (60) days after the receipt of written notice from City, and, in any of such event, if Tenant shall not properly commence and expeditiously pursue action to dismiss any such involuntary petition or answer or to vacate such receivership, then, if after diligently exhausting Tenant's remedies, such petition shall not be dismissed or the receivership vacated, then, and in any of such events, City shall have the immediate right to re-enter the Premises and expel Tenant or any person, or persons occupying the same, with or without legal process, and in any such event, Tenant agrees to peaceably and quietly yield up and surrender the Premises to City; provided, however, that if a default occurs under subparagraph "(a)" above and there be a bona fide dispute as to the existence of such default (which shall not include a dispute over payment of rent except under conditions of abatement or reduction) and all undisputed amounts are paid, said sixty (60) day period specified in subparagraph "(a)" shall not commence to run until such dispute is settled by final court decree, or mutual agreement.

     Should City elect to re-enter as herein provided, or to take possession pursuant to legal proceedings, or otherwise, City may then terminate this Lease by giving written notice to Tenant, or from time to time and without terminating this Lease, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such terms and conditions as City deems advisable; provided that City shall use its best efforts to obtain the best rent available thereon. Upon any reletting, Tenant shall be immediately liable to pay to City the cost and expense of such reletting, the cost of any reasonable alterations and repairs deemed necessary by City to effect such reletting, and the amount, if any, by which the annual rent reserved to the Lease for the period of such reletting (but not beyond the term of this Lease or any extended term thereof then in effect) exceeds the amount agreed to be paid as rent for the Premises for such period of reletting. If Tenant has been credited with any rent to be received from such reletting and such rent shall not be promptly paid to City by the new tenant, Tenant shall be immediately liable to pay such deficiency to City. If City elects to terminate this Lease written notice to that effect specifying the effective date of terminations shall be given by City to Tenant and in such event, City may recover from Tenant all damages City may incur by reason of Tenant's failure to pay rent, including the excess of the annual rent reserved in this Lease for the remainder of the original term (or any extended term then in effect) over the then reasonable rental value of the Premises for the remainder of such term, all of which amounts shall be immediately due and payable to Tenant to City.

     22.     CANCELLATION BY TENANT

     This Lease shall be subject to cancellation by Tenant after the happening of one or more of the following events:

     (A)     The permanent abandonment of the Airport for general aviation.

     (B) The lawful assumption by the United States Government, or any authorized agency thereof, of the operation, control or use of the Airport, or any substantial part or parts thereof, in such a manner as to substantially restrict Tenant for a period of at least ninety (90) days from operating thereon.

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     (C)     Issuance by any court of competent jurisdiction of a permanent injunction in any way preventing or restraining the use of the Airport.

     (D) The default by City in the performance of any covenant or agreement herein required to be performed by City and the failure of City to remedy such default for a period of thirty (30) days after receipt from Tenant of written notice to remedy the same.

     (E) If the nature of the default is such that it cannot be cured within thirty days (30) days, City shall be deemed to have cured such default if it, or its nominee, shall, within such thirty (30) day period, commence performance and thereafter diligently prosecute the same to completion.
(F)Tenant may exercise such right of termination by written notice to City at any time after the lapse of the applicable periods of time and this Lease shall terminate as of that date. Rental due hereunder shall be payable only to the date of said termination.

     23.     RIGHTS UPON TERMINATION

     Upon termination of this Lease prior to full term for any reason except those outlined in Article 22, title to Hangar and all related improvements constructed or installed by Tenant on the Premises, except trade equipment shall vest in City. City shall have the right to require removal by Tenant of all trade equipment and Tenant may have thirty (30) days to remove such trade equipment.

     In the event this Lease continues through the full term hereof, as stipulated in Article 1, then upon termination, title to the Hangar and all related improvements, except trade equipment shall, vest in the city.

     23.     RIGHTS UPON TERMINATION BY TENANT

     In the event this Lease is canceled for any of the reasons outlined in
Article 22, City shall pay to Tenant liquidated damages, as follows:

     (A) Said liquidated damages shall be the depreciated cost of improvements to the Premises as if computed on the basis of straight-line depreciation over a twenty (20) year period, beginning with the date six (6) months after execution of this Lease.

     (B) Cost or original improvements shall be determined from the verified statement of appraisal referred to in Sub-Article 5 herein. Appropriate adjustments to depreciated value may be made with respect to alterations and improvements to the Premises made pursuant to the Article 12 herein. Upon payment by the City to Tenant of said liquidated damages, the Hangar together with all improvements shall become the sole property of City.

     25.     NON-DISCRIMINATION

     Tenant does also hereby agree to comply with the following provisions as required by the FAA:

     The Tenant for himself his personal representatives, successors in interest and assigns, as part of the consideration hereof, does hereby covenant and agree, as a covenant running with the land, that no person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subject to discrimination, in the use of said facilities; that in the construction of any improvements on, over or under such land and the furnishing of services thereof, no person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination; that

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the Tenant shall use the Premises in compliance with all other requirements imposed by, or pursuant to Title 49, code of Federal Regulations, Department of Transportation, Subtitle A, office of the Secretary, Part 21, Non-Discrimination in Federally Assisted Programs of the Department of Transportation Effectuation of Title VI of the civil Rights Act of 1964, and such provisions of said regulations as may in the future be amended.

     (B) That in the event of a breach of any of the nondiscrimination covenants pursuant to Part 21 of the Regulations of the office of the Secretary of Transportation, the City shall have the right to terminate this Lease and to re-enter and repossess said land and the facilities thereon and hold the same as if said Lease had never been made or issued.

     26.     SPONSOR'S ASSURANCES

     This Lease shall be subordinate to the provisions of any existing or future agreements between City and the United States Government, relative to the operation and maintenance of the Airport, the execution of which has been or will be required as a condition precedent to the granting of Federal funds for the development of the Airport to the extent that the provisions of any such existing or future agreements are generally required by the United States at other civil air carrier airports receiving Federal funds and provided that City agrees to give Tenant written notice in advance of the execution of such agreements of any provisions which will modify the terms of this Lease.

     27.     RIGHT OF FLIGHT

     Tenant understands and agrees that City reserves the right of flight for the passage of aircraft above the surface of the Premises hereunder in accordance with Federal Aviation Administration criteria, and such right of flight shall include the right to cause in such airspace such noises as may be inherent to the operation of aircraft now known or hereafter used for navigation of or flight in the air; and that City reserves the right to use said airspace for landing at, taking off from or operating aircraft on or over said Airport.

    28.      NOTICE AND PLACE FOR PAYMENT OF RENT

    Any notice or demand of any kind which City may be required to serve on Tenant under the terms of this Lease, may be served upon Tenant (as an alternative to personal service upon Tenant) by mailing a copy thereof by certified or registered mail, return receipt requested, addressed to:

                         Alpine Aviation, Inc.
                             P.O. Box 691
                           Provo, UT 84603

or at such other place as Tenant may designate to City in writing.

     Any notice or demand of any kind which Tenant may be required or may desire to serve upon City under the terms of this Lease, may be served upon City (as an alternative to personal service upon city) by mailing a copy thereof certified or registered mail, return receipt requested, addressed to
City:

                              Airport Manager
                          Provo City Corporation
                               P.O. Box 1849
                              Provo, UT 84603

or at such other place as City may designate in writing to Tenant.

Rent shall be paid to City at the address set forth in this Article. No successor to City's interest shall be entitled to receive rent payments until Tenant shall have been furnished with (a) a letter signed by the grantor of such interest setting forth the name and address of the person entitled to receive such rent; and (b) a photostatic copy of the deed or other instrument by which such interest passed.

     29.     CITY'S RIGHT TO INSPECT

     Tenant agrees that City may inspect the Premises at any reasonable time with respect to fire prevention and to determine the use for which the Premises are being utilized. For this purpose, Tenant agrees to furnish to the Airport Manager of Provo Municipal Airport upon request, all necessary keys to gain entrance to Tenant's hangar facilities on the leased premises, and, upon notice from City, to correct any condition which constitutes a fire or health hazard or an unauthorized use of the Premises.

     30.     HOLDING OVER

     In the event Tenant shall hold over and remain in possession of the Premises after the expiration of the Lease, without any written renewal thereof, such holding over shall not operate as a renewal or extension of this Lease but shall only create a tenancy from month to month, which may be terminated at any time by City.

     31.     COMPLIANCE WITH LAWS

     Tenant agrees to abide by and conform to all of the airport rules and regulations, Provo City Ordinances, and actions by the Mayor and State and Federal laws and regulations pertaining to operations and activities of Tenant at or upon the Provo Municipal Airport whether now in effect or hereinafter enacted. City agrees that such rules, regulations, ordinances and actions will not treat Tenant less favorably than those similarly situated as Tenant at the Provo Municipal Airport. Tenant agrees that if it fails to correct violations of any such airport rules and regulations, Provo City Ordinances, actions by the Mayor, State or Federal laws pertaining to Airport fire, health and safety within a reasonable time after actual notice of a violation thereof from City, City may, in addition to any other remedies provided by law, statute or in equity, after reasonable time and notice, cause such violation to be cured for the account and at the expense of Tenant, and all sums so expended by City, together with ten percent (10%) for cost of administration shall be paid by Tenant on demand or cause this lease to be canceled.

     32.     ASSIGNMENT AND SUBLETTING

     The Tenant shall not assign, transfer, sublease, pledge, hypothecate, surrender or otherwise encumber or dispose of this Lease or any estate created by this Lease or any interest in any portion of the same, or permit any other person or persons, company or corporation to occupy the Premises without the written consent of the City being first obtained and such must be made subject to the terms and conditions of this Lease.

     33.     RENEWAL OPTION

     At the end of the term of this Lease, if the same shall have been fulfilled in all respects by Tenant, it shall have the option to renew this Lease upon terms and conditions to be agreed to between the parties.

     34.     COSTS AND ATTORNEY'S FEES

     Tenant agrees to pay and discharge all reasonable costs, including attorneys' fees and expenses that shall be made and incurred by City in enforcing the covenants and agreements of this Lease.

     35.     MISCELLANEOUS PROVISIONS

     The various rights and remedies herein contained and reserved to each of the parties, shall not be considered as exclusive of any other right or remedy of such party but shall be construed as cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity or by statute. No delay or omission of the right to exercise any power or remedy shall be construed as a waiver of any default or nonperformance, nor as acquiescence therein.

     Nothing herein contained nor any acts of the parties hereto shall be deemed or construed by the parties hereto or by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that the relationship between the parties hereto is that of landlord and tenant.
The headings of the several articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles and sections.

     When required by context, the singular shall include the plural and the neuter gender shall include the feminine and masculine genders and shall include a corporation, firm or association.

     This Lease is and shall be considered to be the only agreement or understanding between the parties hereto. All negotiations and oral agreements acceptable to both parties have been incorporated herein. It may not be amended or modified by act or conduct of the parties or by oral agreement, unless reduced in writing.

     This Agreement has been made in and shall be construed in accordance with the laws of the State of Utah.

 All of the rights and obligations of the parties under this Lease shall bind and the benefits shall insure to their respective heirs, legal representatives, successors and assigns.

IT WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                         PROVO CITY CORPORATION
                                    BY:  /s/
                                         ---------------------------------
                                    Mayor Joseph A. Jenkins

ATTEST:
/s/
   -----------------------------------
   CITY RECORDER
                                          Alpine Aviation, Inc.
                                     BY:  /s/
                                          ---------------------------------
                                          Eugene A. Mallette

STATE OF UTAH)
: ss
COUNTY OF UTAH)

On the    27th  day of October, 1987, personally appeared before me
Eugene R. Mallette who being duly sworn, did say that he is the, President of Alpine Aviation Inc.,a corporation, and that the foregoing instrument was signed in behalf of said corporation by authority of a resolution (or bylaws) of it=s Board of Directors,and said person acknowledged to me that said corporation executed the same.
____________________________________
NOTARY PUBLIC
Ruth Roberson

My Commission Expires:Residing at:

1-23-89 Orem, Utah 84058

LEGAL DESCRIPTION
Alpine Aviation Parcel 1 at the Provo Airport.  The Northern Most Parcel.

Commencing at a point which is 411.22 feet along the B.R.L. (N 11 54' 55" E) from the angle point in the B.R.L. The point is also described as being South 1248.89 feet and West 1657.83 feet from the East quarter corner of Section 9, Township 7 South, Range 2 East, Salt Lake Meridian; Thence South 78 Degrees 5 min. 5 sec. East for a distance of 195.28 feet; Thence South 11 Degrees 59 min. 19 sec. West for a distance of 126.62 feet along an existing fence line; Thence North 78 Degrees 5 min. 5 sec. West for a distance of 195.12 feet to B.R.L.; Thence North 11 Degrees 54 min. 55 sec. East for a distance of 126.62 feet along the B.R.L. to the point of beginning.

Together with and subject to covenants, easements and restrictions of record. Said Property contains .5673 acres more or less.

LEGAL DESCRIPTION
Alpine Aviation Parcel 2 at the Provo Airport.
This Parcel describes the area used as a Fuel Pump.

Commencing at a point which is 347.60 feet along the B.R.L. (N 11 54' 55" E) and 43.26 feet offset westward from it from the angle point in B.R.L. The point is also described as being South 1302.21 feet and West 1713.30 feet from the East Quarter corner of Section 9, Township 7 South, Range 2 East, Salt Lake Meridian:

Thence South 11 degrees 54 min. 55 sec. West for a distance of 63.00 feet; Thence North 78 degrees 5 min. 5 sec. West for a distance of 53.00 feet; Thence North 11 degrees 54 min. 55 sec. East for a distance of 63.00 feet; Thence South 78 degrees 5 min. 5 sec. East for a distance of 53.00 feet to the point of the beginning;

Together with and subject to covenants, easements and restrictions of record. Said Property contains .0766 acres more or less.

LEGAL DESCRIPTION
Alpine Aviation Parcel 3 at the Provo Airport.  The Southern Most Parcel.

Commencing at a point which is 252.79 feet along the B.R.L. (N 11 54' 55" E) and 87.40 feet offset eastward from it from the angle point in the B.R.L. The point is also described as being South 1421.95 feet and West 1605.02 feet from the East Quarter corner of Section 9, Township 7 South, Range 2 East, Salt Lake Meridian; Thence South 78 degrees 5 min. 5 sec. East for a distance of
107.67 feet; Thence South 11 degrees 59 min. 19 sec. West for a distance of
124.62 feet along an existing fence line; Thence North 78 degrees 5 min. 5 sec. West for a distance of 107.51 feet; Thence North 11 Degrees 54 min. 55 sec. East for a distance of 124.62 feet to the point of beginning.

Together with and subject to covenants, easements and restrictions of record. Said Property contains .3078 acres more or less.